UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2024

Next Meats Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56167	85-4008709
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F 1-16-13 Ebisu Minami Shibuya-ku, Tokyo Japan	150-0022
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 “We”, “Us”, “Our”, “NXMH” and or “The Company” refer to Next Meats Holdings, Inc., a Nevada Corporation.

Item 4.01 Changes in Registrant’s Certifying Accountant

Engagement of New Independent Registered Public Accountant

On June 24, 2024, the Board of Directors approved the engagement of BCRG Group (PCAOB ID: 7158) as the Company’s independent registered public accounting firm. BCRG Group will audit the Company’s financial information for the consolidated financial statements of Next Meats Holdings, Inc., which comprise the consolidated balance sheets as of April 30, 2024 and 2023 and the related consolidated statements of operations, stockholders’ equity, and cash flows and financial statement schedules for the years then ended, and the related notes to the consolidated financial statements.

During the fiscal years ended April 30, 2024, April 30, 2023, April 30, 2022, and April 30, 2021, neither the Company nor anyone on its behalf consulted with BCRG Group regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that BCRG Group concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Meats Holdings, Inc.

Dated: June 27, 2024	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer